                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated September 26, 1997, except as to the stock split described in Note 10 which is as of December 9, 1997, relating to the financial statements of DocuCorp International, Inc., which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedules for the three years ended July 31, 1997 listed under Item 16(b) of this Registration Statement when such schedules are read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included these schedules. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Financial Data."



PRICE WATERHOUSE LLP


Dallas, Texas
January 16, 1998